EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Time Warner Cable Inc., a Delaware corporation (the “Company”), for the quarter ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her respective knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 30, 2014	/s/ Robert D. Marcus
Robert D. Marcus
Chief Executive Officer (Principal Executive Officer) Time Warner Cable Inc.

Date: October 30, 2014	/s/ Arthur T. Minson, Jr.
Arthur T. Minson, Jr.
Executive Vice President and Chief Financial Officer (Principal Financial Officer) Time Warner Cable Inc.